EXHIBIT 32.1

CERTIFICATION

The undersigned, Dwayne A. Moyers, the Chief Executive Officer of Xponential, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that:

(i)            the annual report on Form 10-KSB/A of the Company for the fiscal year ended June 30, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 27, 2004

/s/ Dwayne A. Moyers
Dwayne A. Moyers
Chief Executive Officer